                                                                 Exhibit 10.18

                                   1 June 1999
                        Manufacturing Services Agreement
                       (Venice Printed Circuit Assemblies)

Hewlett-Packard Singapore Pte Ltd         Manufacturers' Services S'pore Pte Ltd
450 Alexandra Road                        No 12, Street 65,
12th Floor                                Ang Mo Kio Industrial Park 3
Singapore 119960                          Singapore 569060

This Agreement is effective this 1st day of June 1999 ("Effective Date") by and between Hewlett-Packard Singapore (Pte) Ltd; (herein referred to as "HP") and MANUFACTURERS' SERVICES SINGAPORE PTE LTD (herein referred to as "CM").

PREAMBLE

Whereas, CM is in the business of performing assembly services, testing and other manufacturing related operations for the product(s) defined in Schedule 1 ("the Products") and;

Whereas HP is desirous of entering into an manufacturing services agreement with CM under terms and conditions set forth below:

1.    TERM


      This Agreement shall be in effect from the Effective Date and shall be valid for a period of [*] ("Term"). Thereafter, annual renewals of this Agreement shall be by mutual written consent of both parties.


2.    SCOPE OF SERVICES

      During the Term of this Agreement, CM shall manufacture the Products in accordance with the specifications set out in Schedule 1, 6, 8 and supply those Products exclusively to HP, and HP shall purchase such volumes of the Products as to be ordered by HP from time to time.

      CM shall perform the following manufacturing services:

      (a) Assembly
      (b) Testing
      (c) Packaging and delivery
      (d) Service support

3.    DEFINITION OF SERVICES

      Assembly:
      The process of joining together components in accordance with process flow, written process, technical requirement and visual inspection criteria.

---------------------
[*] = Information redacted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

      The process of testing electrical performance where required to meet the product's electrical specifications.

      Packaging and Delivery:
      The process of packaging the product as defined in the assembly procedure specified in Schedule 6.


      Service Support:
      The process of supplying service assemblies specified in Schedule 9 between the product manufacturing release date and the end of the GMS period, defined as [*] after the product End-Of-Life.


4.    FORECAST AND ORDERS

      Subject to this clause, the process for forecasting and ordering (including CM's response to orders) the Products shall be in accordance with Schedule 2.

      4.1   Forecast


            Throughout the Term of this Agreement, HP shall provide CM with an advanced non-cancellable [*] order and a rolling forecast of projected demand for each model of the Products. Such rolling forecast shall be for at least [*] although HP may forecast for up to [*].


      4.2   Purchase Order


            HP shall provide the purchase order for the following [*].


            Purchase orders must contain the following terms:
            (a) the name and product number of the Product ordered
            (b) the minimum quantities per Product and multiples thereof;
            (c) delivery instructions, including requested delivery schedule.
                (shipping destination will be provided separately)
            (d) purchase order number and contract number, date of order, name and title of HP's representative, invoice-to address, order acknowledgement address and any special instructions.

      4.3   Response Time


            CM shall respond within [*] working days after the receipt of the Purchase Order.


5.    MATERIALS MANAGEMENT

      Materials required for the manufacture of the Products shall:

      (a) be supplied to CM by HP on consignment; and/or
      (b) obtained by CM from vendors approved by HP ("turnkey")

      Such consigned/turnkey materials are specified in Schedule 3.

      5.1   Materials on Consignment

            Where materials are supplied by HP on consignment:

            (a) CM shall be responsible for all forwarding and brokerage costs and customs duties or user fees. CM shall also assist HP with all import formalities and obtain customs clearance for such consigned materials.

            (b) As long as CM continues to have possession of the material supplied by HP, HP shall retain legal title to all such materials supplied. In the event such materials are used even with loss of identity, the legal title to the resultant products shall remain in HP.

            (c) CM shall submit to HP on a monthly basis, a report on the balance of consigned materials in the possession and control of CM at its premises in an agreed format.

            (d) HP reserves the right to perform a periodic statistical audit of CM's physical inventory.

            (e) Upon termination of this Agreement and/or business relationship for whatever reasons, CM shall return the remaining quantity of consigned materials to HP in good condition.

      5.2   Materials on Turnkey

            Where materials are obtained by CM from vendors approved by HP:

            (a) CM shall purchase materials only from HP approved vendors in the Approved Vendors List ("AVL") set out in Schedule 4.

            (b) Any changes in vendors, parts specifications and processes shall be subject to HP's review and written approval.

            (c) CM shall plan for the turnkey materials required according to HP's forecast and communicate the requirements to the approved vendors based on the AVL allocation percentage determined by HP.

            (d) CM shall verify the quality and quantity of each receipt of materials from suppliers. CM shall take a proactive role to initiate corrective actions for any non-conformance to material specification.

            (e) CM shall have the full ownership and accountability of delivery, quality and cost

            (f) CM shall submit to HP on a monthly basis, a report on the balance of turnkey materials in the possession and control of CM on its premises and the quantity and leadtime and value of open purchase orders of turnkey materials in an agreed format.

            (g) CM shall obtain authorisation from HP for the purchase of very long component lead times or industry parts allocations, in excess of the stated cumulative lead-time. All exception buy agreements shall be dated and written and shall specify the part numbers and description of materials to be purchased, the assembly that the materials are to be used in, and the maximum liability.

6.    MATERIALS LIABILITY

      6.1   Planned End-Of-Life


            HP shall provide [*] notice before any planned Product End-Of-Life. HP and CM shall each endeavour to avoid or to minimise any materials liability for both HP (consignment) and CM (turnkey) controlled materials.


      6.2   Unplanned EOL

            In the event of an unplanned End-Of-Life, CM shall take all reasonable steps to reduce outstanding excess materials exposure and liability. All eventual materials liability must be clearly documented and justified.

            HP shall be liable for the materials purchased for purchase orders that have been issued to CM, as well as those that have been purchased/ordered outside the period of HP's orders due to long lead time. HP shall not be liable for any excess material purchased by CM.

      6.3   Build Plan Reduction outside Materials Lead-times

            HP shall not be liable for any material exposure in the event of a build plan reduction that is beyond the lead-times of components.

      6.4   Build Plan Changes within Materials Lead-times

            In the event of a change in build plan within lead-time, CM shall take all reasonable steps to reduce outstanding excess materials exposure and liability. HP shall be liable only for inventory that is purchased/ordered within the material lead-time.

      6.5. HP shall be liable for any material exposure in the event of a PCO implementation that is beyond the leadtime of the components

      6.6   Exposure Reduction

            CM shall strive to continuously reduce the lead-time of the components and the logistic flow between the assemblies so as to reduce the material exposure and improve response time for material assembly.

7.    OPERATING SUPPLIES

      7.1 CM shall provide operating supplies as required in the manufacturing process. HP shall provide on consignment all indirect materials unique to HP.

      7.2 Any changes to the use of operating supply materials and/or the supplier shall require written approval from HP. Operating supplies which require approval include but shall not be limited to oils, paper for printer testing and label printing ink ribbons.

      7.3 Upon termination of this Agreement and/or business relationship for whatever reasons, CM shall return the remaining consigned indirect materials to HP in good condition.

8.    EQUIPMENT AND TOOLING

      8.1 CM shall supply all standard production tooling and fixture requirements defined in Schedule 5A.

      8.2 HP shall provide unique process equipment and spare/replacement parts associated with the manufacturing process as defined in
            Schedule 5B. HP shall have full ownership of all equipment and tools exclusively paid for by HP but under CM possession. Schedule 5B shall be updated whenever there is any change in the list of equipment and tooling consigned to CM.

      8.3 CM and its suppliers shall maintain and repair the unique process equipment.

      8.4 In the event that CM considers it necessary to renew any HP unique tools or to add alterations to the existing tools to meet HP's specifications or request, CM shall notify HP for approval at least two (2) months prior to the actual implementation. HP shall not withhold the approval unreasonably.

      8.5 CM shall qualify all new tools/fixture and obtain HP's written approval before they are used in CM's production line. CM shall send HP a copy of its qualification report to HP. In the event that HP does not concur with CM's qualification result, HP has the right to reject the use of new tools until corrective actions are taken.

      8.6 CM shall calibrate all equipment and tools according to the procedures specified by manufacturers or as per HP requirements. A calibration report must be filed and made available to HP upon request.

      8.7 CM shall not sell, assign, sublet, pledge, hypothecate or otherwise encumber or suffer a lien upon or against any interest in this Agreement any unique equipment or tools mentioned herein, or alter, or remove the equipment or tools, from the place of installation without HP's prior written consent, which consent shall not be unreasonably withheld.

      8.8 In the event that this Agreement is terminated for whatever cause, CM shall pack the applicable equipment and tools for shipment in accordance with manufacturers' specifications and shall return in the same condition as when delivered to CM, fair wear and tear excepted, to a location to be specified by HP at HP cost.

            HP is responsible for PCA ICT test and Top level test software upgrades.

9.    PROPERTY

      9.1 HP shall at all times retain all right, title and interest in HP property, including but not limited to materials, operating supplies and equipment and tooling, consigned to CM.

      9.2 HP shall conduct physical inventory audits of all HP property such as consigned equipment / tooling and components located at CM Premises at no cost to HP.

      9.3 Upon HP's request, or the expiration or sooner determination of this agreement, CM shall return all HP property to HP in good condition; normal wear and tear excluded. All return costs shall be borne by HP.

10.   STAFFING

      10.1 CM shall maintain sufficient personnel to support the business and ensure that its assembled products conform to HP's specifications and quality standards.

      10.2  To be deleted.

      10.2 HP shall provide the necessary training required at start-up, free of charge to CM employees. CM shall carry out any subsequent training and maintain verifiable training records.

      10.3 In the event training of CM employees is conducted in HP's premises in Singapore, CM shall pay for all expenses incurred by CM employees, in attending the training in Singapore.

      10.4 In the event HP sends personnel to CM to assist in the start-up, HP shall pay for all expenses incurred by HP employees.

11.   ENGINEERING AND ASSEMBLY

      11.1 The process and specifications for the assembly and engineering of the Products shall be as described in Schedule 6 and shall be governed by the terms and conditions therein. (Schedule 6 will be revised quarterly if there is changes)

12.   CHANGE ORDERS

      12.1 HP shall be entitled to change its specifications subject to issuance of a Production Change Order (PCO). Such change shall be effective from the date of the PCO, subject to an agreed implementation schedule and there is no consequent increase the costs of services.

      12.2 In the event the PCO increases the cost of services, the parties are entitled to renegotiate for higher service charges payable. if the parties are unable to agree to an adjustment in service charges, HP may withdraw its PCO or alternatively exercise its right of termination under the Agreement provided HP pays all attendant costs involved in terminating the Agreement including unused materials and spare parts.

13.   PRODUCTION VOLUME

      13.1 Both parties shall comply with the production ramp profile for new top level assemblies and yield expectations for Printed Circuit Assemblies(PCA) as determined by HP and CM as set out in Schedule 7.

            (a) Production volume shall mean the projected quantity ordered by customers.
            (b) Due to changes in production volume, the production capacity flexibility shall be as follows:

               o     [*]
               o     [*]
               o     [*]

            CM shall respond to [*] of installed capacity with a lead-time of [*].


      13.2 In the event changes are beyond the above limits, HP and CM shall review and discuss on the necessary actions to be taken.


      13.3 In the case of volume ramp down or discontinuance, HP shall provide [*] notice.


14.   COST REDUCTION

      14.1 CM shall actively pursue cost reduction from the onset of initial production.

      14.2 Cost reduction shall be achieved in areas including but not limited to process improvements, material cost reductions, redesigning, improved manufacturing efficiency, packaging recycling, transportation, yields, localisation and automation.


      14.3 In the event that changes in the assembly processes result in significant productivity, HP and CM shall [*]. HP and CM shall agree on all process adjustments.


      14.4 CM shall fulfil all the cost goals and roll-in timelines as set out in Schedule 7.

15.   QUALITY

      Subject to this clause, quality specifications, requirements and standards for the Products shall be as defined in Schedules 6 and 8.

      15.1 CM shall ensure that the finished Products satisfy HP specifications, quality and reliability standards by appropriate agreed-upon test methods. HP shall ensure that current revision of specifications and test methods are made available to CM.

      15.2 HP shall ensure that any changes in specifications are updated with current revisions and CM informed of the changes.

      15.3  CM shall maintain a quality system that meets 1S09002 standards.

      15.4 CM shall ensure compliance in all areas to the current version of HP Workmanship Specification for ESD Control (HP Document #A-5951-1589-1, the relevant sections of which are attached in
            Schedule 8).

      15.5 CM shall ensure that the finished products comply with the product-specific technical product regulations (E.g. UL, CSA, CCIB, VCCI, FCC).

      15.6 CM shall ensure that their factory certifications are maintained for manufacture in accordance with the specified technical product regulations.

      15.7 CM shall conduct any necessary testing in accordance with HP specifications and manage, execute HP specified qualifications & processes and submit data, failure analysis and corrective actions to HP.

      15.8 Any units rejected by HP may be returned to CM for possible rework or rescreen at no charge to HP, if the cause or failure of is due to CM's non-conformance to HP's specifications or defective workmanship. If HP opts to make a claim against CM under Clause 24, HP shall provide sufficient documentation as needed to support its claim.

      15.9 CM warrants that all Material Safety Data Sheets for the Product shall be provided to HP upon request and shall be complete and accurate.

16.   YIELD

      16.1 In the event that assembly yield is low due to assembly quality or equipment problems, CM shall conduct the necessary investigation to resolve the problem(s) encountered.


      16.2 In the event that the accepted process yields do not match HP's targeted yields [*] from start-up, CM shall aim to achieve the targeted yields or HP's sustainable yields (whichever is lower) within [*] of start-up, upon which HP may claim for excess scrappage.


17.   QUALITY AUDITS

      17.1  General

            (a) HP shall be entitled to undertake a quality audit of CM facilities at any time. CM shall permit HP's authorised representatives to enter into its premises for the purposes of quality audits. CM shall be responsible for follow-up corrective actions and shall report the results back to HP.

            (b) CM shall establish and maintain a Quality Assurance System of product inspections and reporting system to ensure the assembled products conform to HP's specifications, quality and reliability standards.

      17.2  ESD

            (a) CM shall conduct monthly ESD compliance audit and audit reports (results and corrective action and plan, if any) shall be submitted to HP on the first week of each month.

            (b) In the event that corrective action is required a re-audit shall be conducted upon completion of the implementation of the plan. Reports on implementation of corrective action, action items and plan must be attached to the ESD monthly report.

      17.3  Failure to meet standards

            If CM fails to achieve and maintain the standards required by HP, HP shall be entitled to re-evaluate and modify appropriately the status of CM as a recommended service provider in the long term.

18.   PACKAGING AND DELIVERY

      18.1 CM shall ship finished Products in full pallets, unless otherwise instructed.

      18.2 All finished Products must be serialised, scanned, packaged and visually inspected according to HP specified shipment and packaging standards.

      18.3 Any Product that does not conform to the standards shall be returned to CM for repackaging/replacement at CM's expense unless HP, in its sole discretion, adopts an alternative solution.

      18.4 All Products shall be packaged, handled and packed according to agreed packaging requirement so as to protect the Products from loss or damage.

      18.5 Delivery of finished Product and/or HP materials to carrier at point of shipment shall constitute delivery to HP.


      18.6 Upon stability, (not greater than [*] from start-up), CM shall commit to a normal turnaround time of [*] to ship the finished Products in accordance with HP agreed loading schedule.

      18.7 CM shall provide urgent turnaround of [*] working days to ship finished Products as and when the need arises, for example when the end-customer faces a product shortage subject to availability of unique parts.

      18.8 CM shall meet all delivery requirements, including delivery on time. CM shall not he entitled to deliver the Products late and may deliver within [*] days before the scheduled time.


19.   DELAYS

      19.1  Likely Delay

            CM shall inform HP immediately upon the likelihood of a delayed delivery. CM shall take all necessary action to minimise delay or shortfall and provide HP with proper recovery plans.

      19.2  Delaying Cause

            CM shall not be liable for delays or failure in order performance or delivery of finished Products caused in whole or in part, by inability to obtain transportation, equipment or material due to insurrection, fires, floods, storms, embargoes, action of military or civil authorities, lockouts, acts of God, or other similar or different circumstances beyond the control (collectively called "Delaying Cause") of CM.

            In the event of a Delaying Cause, HP may elect in its sole discretion to:


            (a) Terminate the agreement or any part thereof as to the finished products not shipped, provided that the delaying cause endures longer than [*]; or


            (b) Suspend this Agreement in whole or in part for the duration of the delaying cause, purchase said finished products from alternate source and deducts from any quantities specified in HP's forecasted requirements.

            If HP selects (b) above, HP may resume performance under this Agreement once the delaying cause ceases and extend the Term up to the length of time the delaying cause endured.


            Unless HP gives notice of termination pursuant to (a) above, within [*] days after notice from CM of delaying cause, HP shall be deemed to have selected (b).


20.   SERVICE SUPPORT


      CM shall provide maintenance and manufacturing support services to deliver service assemblies specified in Schedule 9 during the Guaranteed minimum Support(GMS) period defined as [*] after the product End-Of-Life(EOL). The EOL shall be made known to CM [*] in advance.


21.   QUOTATION

      21.1 CM shall send an updated quotation to HP monthly and as and when required with full cost details of bill of material, lead time, approved vendor list (AVL) and assembly cost.


      21.2 All quotations shall be quoted in US dollars. The quotations will be reviewed if the exchange rate fluctuation is outside the [*]% window.


      21.3 All quotations by CM are considered the confidential property of CM and will be treated as confidential information by HP.

      21.4 HP shall not reveal CM's proprietary costing information to any others without seeking permission from CM in writing.

22.   PAYMENT AND TAXES


      22.1 HP shall make all payments to CM in US dollars by telegraphic or electronic transfer to a CM specified bank account within [*] days from the invoice date.


      22.2 Any invoices with discrepancies shall be returned to CM for full equivalent credit and correction.

      22.3 All payments made under this Agreement shall be net of all taxes and official fees, including but not limited to withholding, income, sales, excise, value added and other taxes.

23.   DISCREPANCIES AND REMEDIES

      23.1 CM shall verify the quantity of all HP materials consigned. CM shall inform HP within two (2) working days of receipt of consigned materials for any discrepancies. Such notice shall state all material facts concerning the claims then known to CM.

      23.2 HP shall inform CM of any claims for quantity discrepancies and/or defects or nonconformance of finished Products, Such notice shall state all materials facts concerning the claims then known to HP. For rejected finished Products, HP may make a claim under Clause 25.

24.   SET OFF

      Whenever under this Agreement any sum of money shall be recoverable from or payable by CM, the same may be deducted from any sum then due or which at any time thereafter may become due to CM under this or any other contract with HP. Exercise by HP of its rights under this clause shall be without prejudice to any other rights or remedies available to HP under this Agreement, or otherwise howsoever, at law or in equity.

25.   RISK OF LOSS

      25.1  Loss of damage to property

            CM shall be liable for any loss or damage to HP property, consigned equipment and the Products before delivery to HP as specified above in Clause 18.5.

      25.2  Title and Risk

            Title to the Products and risk of loss and damage shall pass to HP upon delivery. All claims for damage incurred in transit must be filed against the carrier and presented by HP. CM shall assist in the best effort to provide all information and documentation to ensure HP secures its claims.

      25.3  Loss control

            CM shall be responsible for maintaining the facility and operations in accordance with applicable and prudent safety, security and fire protection and loss control standards. CM shall allow HP and their designated representatives to visit and perform loss control audits of the facility and operations.

26.   INDEMNITY

      26.1 In general, CM shall defend, indemnify and hold harmless HP, its officers, directors and employees from any claims, losses, attorney's fees, damages, liabilities, costs, expenses, or suits for injury to any person (including CM or its employees), damages to or loss of property, or any other claims arising out of or resulting from any act or omission of CM, its employees, agents, or subcontractors; the performance of this Agreement; the presence of CM or its personnel on HP'S premises. In no event shall CM be responsible for the negligence of HP, its officers, Directors and employees.

      26.2 CM shall indemnify HP for any loss of or damage to HP equipment and inventory in the care, custody and control of CM, due to theft by CM agents, employees and subcontractors or from any event due to CM's negligence. The perils shall include fire, lightning, earthquake, typhoon and floods.

27.   INSURANCE

      During the Term and at all times that CM performs services for HP, CM shall maintain in full force and effect, at CM's expense, the following minimum insurance coverages. The insurance policies evidencing the required coverages and limits shall be furnished to HP before any work is commenced hereunder, name HP as additional insured, and provide that there will be no cancellation or reduction of coverage without thirty
      (30) days prior written notice to HP.

      27.1  Cross Liability

            Any insurance required to be effected by CM naming HP as an additional insured in accordance with the contract shall include a cross liability clause in which the insurer agrees to waive all rights of subrogation or action against any of the persons comprising the insured and for the purpose of which the insurer accepts the term "insured" as applying to each of the persons comprising the insured as if a separate policy of insurance had been issued to each of them.

      27.2  Worker's Compensation


            Worker's Compensation Insurance shall be provided by Sub-Contractor as required by law or regulation and shall include Employer's liability at common law for not less than [*] (or equivalent in local currency) per accident or occurrence involving bodily injury or disease which terms shall include death resulting).


      27.3  Fidelity / Crime Bond


            CM will be covered by Fidelity Insurance or Commercial Crime Bond as respects CM's agents, employees, and sub-contractors performing under this Agreement with blanket limits of at least [*] (or equivalent in local currency) per occurrence, with automatic reinstatement provision.


      27.4  General Liability


            Comprehensive General Liability Insurance (or equivalent Public and Products Liability policies) inclusive of Premises and Operations, products and Completed Operations, in respect of Property Damage) which term shall include loss of Property) and Bodily Injury (which term shall include death) with a limit not less than [*] (or equivalent in local currency) in respect of any one accident or occurrence and, as regards Products and Completed Operations
            [*] (or equivalent in local currency) in the aggregate.


      27.5  "All Risks Insurance"


            CM shall effect All Risks Insurance to the effect of [*] (or equivalent in local currency).


      27.6  Transit Liability


            CM shall provide a Transit All Risks Insurance Policy covering loss or damage to HP property which is transported from CM's premises to HP's premises including loading and unloading. The coverage shall be [*] per transit or carriage.


28.   INTELLECTUAL PROPERTY

      28.1  Patents and Designs

            HP shall be the sole owner or authorised licensee of all designs for the Product.

      28.2  HP Marks

            HP grants to CM the right to apply those certain HP trade marks, trade names and trade dress (collectively the "HP Marks"), as expressly written and agreed upon between CM and HP, solely in strict compliance with HP's then current trademark specifications and guidelines provided by HP, unless and to the extent that HP has given prior written consent to a modification thereto. When HP provides to CM artwork to be applied to the Products, such trademark compliance shall be HP's responsibility. HP represents and warrants that it is the sole and exclusive owner of the HP Marks and that the contemplated use of the HP Marks on the Products will not infringe upon the rights of any third party. HP's trademarks shall be affixed to each unit of the Product.

            Nothing contained in this Agreement shall be construed as conferring any right on CM to use in advertising, publicity or other marketing activities any name, trade name, trade mark or other designation of HP, including any contraction, abbreviation or simulation of any of the foregoing.

      28.3  Copyright

            Unless otherwise agreed to in writing, copyrighted materials may not be copied, except for archival purposes, to replace a defective copy and for program error verification.

      28.4  Indemnity

            CM shall not be liable in any way with respect to claims of infringement of US or foreign patents, copyrights, trademarks or other proprietary rights arising out of or any relating to HP's contract for CM's services, importation, use, possession, sale or delivery of any product or services rendered to HP by CM and HP shall indemnify, defend and hold CM harmless from any and all such claims and liabilities, damages and expenses, including attorney fees.

29.   CONFIDENTIALITY

      Both parties shall adhere to the Confidential Information Disclosure Agreement, attached hereto and labeled Exhibit A.

      29.1 Each party shall protect the other's confidential information from unauthorised dissemination and use with the same degree of care that each party uses to protects its own like information, but at a minimum, with a reasonable degree of care.

      29.2 Neither party will use the other's confidential information for purposes other than those set forth in the applicable Confidential Information Disclosure Agreement.

      29.3 CM shall hold secret and confidential, and not use or disclose any confidential information or materials (including but not limited to prices, part numbers, volume forecasts, assembly processes, specification documents) of HP except when these are used for the performance of its obligations herein.

30.   TERMINATION

      30.1  Termination

            This agreement may be terminated:

            (a) At any time without notice by either party upon breach of the terms of this Agreement;

                  The term "breach" shall include without limitation any:
                  i. Proceedings whether voluntary or involuntary, in bankruptcy or insolvency by or against a party;
                  ii. Appointment, with or without a party's consent, of a receiver or assignee or the benefit of creditors;
                  iii. Act by CM that endangers performance of this Agreement in accordance with its terms.
                  iv. Failure by CM to make a delivery of finished products in accordance with the requirements of this Agreement;
                  v. Persistent or recurring failure on the part of CM to replace or rework finished products in a timely manner as required under the terms of this Agreement;
                  vi. Other failure to comply with any material provision of this Agreement with additional failure to provide the non-breaching party, upon request, with reasonable assurances of future performance.

            (b)   At any time by mutual written consent of both parties.


            (c) By HP upon giving CM [*] written notice without assigning any cause through registered mail to the above address.

            (d) By CM upon giving HP [*] written notice through registered mail to the above address to enable HP to find and qualify another services source in the event that the need arises.

            (e) By HP, [*] in the event that there is a change in CM's total corporate holding that prejudices HP's commercial and business interest in continuing the performance of this Agreement.


      30.2  Rights and Obligations upon Termination

            (a) All Purchase Orders issued prior to the expiration or termination of this Agreement for any reason shall be fulfilled pursuant to and subject to the terms of this Agreement, even if the delivery dates occur after expiration or termination of this Agreement.


            (b) Upon termination of this Agreement for any reason, all Products which have been manufactured by CM but not delivered to HP at the date of termination shall be delivered subject to the terms of this Agreement, and all usable but unused stocks of labelling and packaging for the Products bearing any of the HP Marks shall be sold to HP at a price [*].


            (c)   Upon termination of this Agreement CM shall:

                  i. cease to manufacture and sell the Products, subject to the above clause;
                  ii. cease to use, either directly or indirectly, any of the designs, HP Marks or other intellectual property owned by HP and / or licensed to CM and forthwith return to HP any documents in its possession or control which contain or record any part of those designs, HP Marks or other intellectual property owned by HP;
                  iii. consent to the cancellation of any formal license granted to it, or of any record of it in any register, in respect of any designs, HP Marks or other intellectual property of HP; and
                  iv. at its own cost forthwith return any consigned materials, equipment, tools or other HP property to HP at HP cost.

                  and subject as provided in this clause and except in respect of accrued rights, neither party shall have any further obligation to the other.

            (d) Notwithstanding the expiration or early termination of this Agreement for any reason, the provisions relating to confidentiality and the confidential information disclosure agreement attached in Exhibit A shall continue in force in accordance with the terms therein.

31.   GOVERNMENT COMPLIANCE

      CM warrants and undertakes that in the performance of this Agreement it will comply with all laws, rules, regulations and decrees and other ordinances issued by any supra-governmental, governmental, state or other authority relating to the subject matter of this Agreement and to the performance by CM of its obligations hereunder.

      CM shall obtain Safety and Regulatory Certifications for the manufacturing facility at its own expense.

      CM shall furnish to HP any information required during the term of this Agreement to enable HP to comply with the requirements of any governmental agency in its use of the finished products.

32.   ENVIRONMENTAL COMPLIANCE

      32.1  Montreal Protocol

            CM warrants, certifies, represents, and agrees that in performing its obligations under this Agreement, in particular its manufacturing processes, nothing shall be contrary to the written provisions of Montreal Protocol on substances that Deplete the Ozone Layer as adjusted and amended by the second meeting of the parties in London 27-29 June 1990.

      32.2  Toxic Substance Control Act

            CM warrants that in performing its obligations under this Agreement, in particular its manufacturing processes, each chemical substance used in the finished products is on the inventory of chemical substances compiled and published by the Environmental Protection Agency pursuant to the Toxic Substances Control act.

33.   COUNTRY OF MANUFACTURE AND DUTY DRAWBACK RIGHTS

      Upon HP's request, CM shall provide HP with an appropriate certification stating the country of origin for the finished products, sufficient to satisfy the requirements of:

      (a) The customs authorities of the country of import of said finished products; and
      (b)   Any applicable export licensing regulations.

34.   US EXPORT ADMINISTRATION ACT

      The materials consigned may contain technology and items that come from USA. Regardless of any disclosure by CM to HP of the contemplated ultimate destination of the materials, CM shall not export or re-export, directly or indirectly, any material (or the direct product of any materials), where applicable; without first obtaining an export license from the department of Commerce or other agency of the US government, as required.

35.   GENERAL

      35.1  Severability and Heading

            Any provision of this Agreement which is held invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof. And any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction. All paragraph headings are purely for convenience and do not form any part of this Agreement.

      35.2  Entire Agreement and Amendment

            This Agreement (including the documents and instruments referred to herein) supersedes all prior commitments, representations and warranties relating to the subject matter hereof which may have been made by the parties either orally or in writing prior to the date hereof, and which shall become null and void from the date this Agreement is signed.

            This Agreement (including the documents and instruments referred to herein) incorporates the entire understanding reached between the parties hereto with regard to the relationship of parties as independent contractors. Any amendment or supplement to this Agreement must be made in writing with the approval by both parties' authorized representatives in order to be effective

      35.3  Schedules and Exhibits

            The following Schedules and Exhibits attached to this Agreement shall be deemed as part of this Agreement and incorporated herein by reference:

            Schedules
            ---------
            Schedule 1  Products and specifications
            Schedule 2  Forecast, ordering and response process
            Schedule 3  Materials a) on consignment b) on turnkey
            Schedule 4  Approved vendor list
            Schedule 5A Equipment to be provided by CM
            Schedule 5B Equipment to be provided by HP
            Schedule 6 The Assembly process, specifications and other terms and conditions

            Schedule 7  Cost goals
            Schedule 8  Quality specifications
            Schedule 9  Terms and conditions for service and maintenance support
            Schedule 10 Field Quality Warranty Cost Co-sharing Scheme

            Exhibit
            -------
            Exhibit A Confidential Information Disclosure Agreement.

35.4  Assignment

      Neither party may assign or transfer any of the rights, duties or obligations herein, without the prior written consent of the other and any purported attempt to do so shall be null and void.

35.5  No Partnership or Agency

      The parties hereby agree that the parties' relationship shall be that of independent contractors and that nothing contained in this Agreement shall be construed as constituting the parties as partners or parties to a joint venture or either party as an agent of the other.

35.6  Waiver

      No exercise or failure to exercise or delay in exercising any right power or remedy vested in either party under or pursuant to this agreement shall constitute a waiver by that party of that or any other right power or remedy.

35.7  Legal fees/stamp duty

      Each party shall bear its own legal costs in preparing and executing this Agreement. CM shall bear any applicable cost of stamp duty in respect of this Agreement. CM shall be solely responsible to determine whether stamp duty is payable under this Agreement and shall indemnify HP against any failure to comply with such legal requirement.

35.8  Non-Exclusive

      The appointment of CM to perform the services under this Agreement shall not restrict HP's ability to appoint one or more independent third parties to perform similar services on such terms and conditions as mutually agreed by both parties.

35.9  Time

      Time shall be of the essence of this Agreement, both as regards the dates and periods mentioned in this Agreement and in any of the documents or instruments referred to herein, and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

35.10 Definition of days

      All references in this Agreement to "days" shall, unless otherwise specified herein, mean calendar days.

35.11 Definition of years

      All references in this Agreement to "FY" shall mean fiscal year, which for HP shall start from November of a calendar year to October of the following calendar year.

      Each fiscal year (FY) shall be divided into 4 quarters (Qtr) and 2 halves:

                  1st Qtr : Nov - Jan } lst half
                  2nd Qtr : Feb - Apr }
                  3rd Qtr : May - Jul ] 2nd half
                  4th Qtr : Aug - Oct ]

35.l2 Errors

      Stenographic, typographical, or clerical errors are subject to correction by HP.

36.   NOTICE

      Any notice to be given by either party to this agreement shall be in writing and shall be deemed duly served if delivered personally or sent by facsimile transmission or by prepaid registered post (airmail in the case of an address outside the country of origin) to the addressee at the address or (as the ease may be) the facsimile number of that party set opposite its name below:

           HP Address:                    CM Address:
           20 Gulway                      Manufacturers' Services S'pore Pte Ltd
           Singapore 629196               No 12, Street 65,
                                          Ang Mo Kio Industrial Park 3
                                          #04-00 Lek Sun Building
                                          Singapore 569060

           Telephone no:                  Telephone no:
           (65) 869-8345                  (65) 484-4050
           Fax no:                        Fax no:
           (65) 861-8965                  (65) 484-7121

           Marked for the attention of:   Marked for the attention of:
           Martin Cheng                   Ng Poh Seng

      Or at such other address (fax no.) as the party to be served may have notified (in accordance with the provisions of this clause) for the purposes of this agreement.

      Any notice sent by telex or fax shall be deemed served when despatched and any notice served by prepaid registered post shall be deemed served 48 hours after posting to an address in the country of origin or five (5) days after posting to an address outside that country. In proving the service of any notice it will be sufficient to prove in the case of a letter that such letter was properly stamped addressed and placed in the post or delivered or left at the current address if delivered personally and in the case of a facsimile that such facsimile transmission was duly despatched to the fax no. of the addressee given above or subsequently notified for the purposes of this agreement.

37.   APPLICABLE LAW

      This Agreement shall be construed in accordance with Singapore Law and shall be subject to the non-exclusive jurisdiction of the Courts of Singapore.

38.   ARBITRATION

      Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre ("SIAC Rules") for the time being in force which rules are deemed to be incorporated by reference into this clause.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement together with its attachments to be executed in duplicate originals by their duly authorized representatives.


Signed for and on behalf of:              Signed for and on behalf of:

Hewlett-Packard Singapore (Pte) Ltd.      Manufacturers' Services S'pore Pte Ltd


Inkjet Products Group - Asia Operations
---------------------------------------
(Division Name)


Home Business Unit - PL 83
--------------------------
(Department Name)


/s/ Martin Cheng                          /s/ Johnny Chan
--------------------------                --------------------------
Name  : MARTIN CHENG                      Name  : JOHNNY CHAN
Title : MATERIALS MGR                     Title : PRESIDENT
Date  : Jun 22 '99                        Date  : JUNE 8th, 1999

Exhibit A

[HEWLETT-PACKARD LOGO]

                                         CONFIDENTIAL DISCLOSURE AGREEMENT

Effective Date:
                --------------------------

In order to protect certain confidential information which may be disclosed between them, Hewlett-Packard Singapore Pte Ltd ("HPSG"), a division of Hewlett-Packard Company ("HP") and the "Participant" identified below agree that:

1. The Discloser(s) of confidential information is (are):

  HEWLETT-PACKARD SINGAPORE PTE LTD
------------------------------------------------------------------------------
(fill in "HPSG", Participant" or "Both Parties")

2. The parties' representatives for disclosing or receiving confidential information are:

HPSG:
     -------------------------------------------------------------------------

PARTICIPANT: -----------------------------------------------------------------

------------------------------------------------------------------------------

3. The confidential information disclosed under this Agreement by HPSG, HP, its subsidiaries and affiliates, is described as:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

and the confidential information disclosed under this Agreement by the Participant is described as:

------------------------------------------------------------------------------

------------------------------------------------------------------------------

4. This Agreement controls only confidential information which is disclosed between the effective date and
                               -----------------------------

5. A party receiving confidential information under this Agreement ("Recipient") recognizes the proprietary rights of the other's (its ultimate holding company, subsidiaries and affiliates inclusive) in and to the information and the confidential nature of the information and agrees to use the confidential information only for the purpose of:

THE ASSEMBLY OF [*] AND [*].

6. A Recipient's duty to protect confidential information disclosed under
this Agreement expires on                  .
                          -----------------

7. A Recipient shall protect the disclosed confidential information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the confidential information as the Recipient uses to protect its own confidential information of a like nature.

8. A Recipient shall have a duty to protect only that confidential information which is (a) disclosed by the Discloser in writing and is marked as confidential at the time of disclosure, or which is (b) disclosed by the Discloser in any other manner and is identified as confidential at the time of disclosure and is also summarized and designated as confidential in a written memorandum delivered to the Recipient's representative named in paragraph 2 above within thirty days of the disclosure.

9. This Agreement imposes no obligation upon a Recipient with respect to confidential information which (a) was in the Recipient's possession before receipt from the Discloser, (b) is or becomes a matter of public knowledge through no fault of the Recipient; (c) is rightfully received by the Recipient from a third party without a duty of confidentiality; (d) is disclosed by the Discloser to a third party without a duty of confidentiality on the third party; (e) is independently developed by the Recipient; (f) is disclosed under operation of law; or (g) is disclosed by the Recipient with the Discloser's prior written approval.

10. Each Discloser warrants that it has the right to make the disclosures under this Agreement.

11. Neither party acquires any intellectual property rights under this Agreement except the limited right to use set out in paragraph 5 above.

12. Neither party has an obligation under this Agreement to purchase any service or item from the other party.

13. Neither party has an obligation under this Agreement to offer for sale products using or incorporating the confidential information. The Discloser may, at its sole discretion, offer such products for sale and may modify them or discontinue sale at any time.

14. A Recipient shall adhere to the U.S. Export Administration Laws and Regulations and shall not export or re-export any technical data or products received from the Discloser or the direct product of such technical data to any proscribed country listed in the U.S. Export Administration Regulations unless properly authorized by the U.S. Government.

15. The parties do not intend that any agency or partnership relationship be created between them by this Agreement.

16. All additions or modifications to this Agreement must be made in writing and must be signed by both parties.

17. This Agreement is made under, and shall be construed according to the laws of the Republic of Singapore.


                     HEWLETT-PACKARD SINGAPORE (PRIVATE) LTD
------------------------------------------------------------------------------
                                (Division Name)

                                  20, GUL WAY,
------------------------------------------------------------------------------

                           SINGAPORE 629196, SINGAPORE,
------------------------------------------------------------------------------
                                     (Address)

By ---------------------------------------------------------------------------
                           (Functional Manager's Signature)

------------------------------------------------------------------------------
                              (Printed Manager's Name)

                            SUPPLY MANUFACTURING MANAGER
------------------------------------------------------------------------------
                              (Printed Manager's Title)
                                   PARTICIPANT


------------------------------------------------------------------------------
                                  (Company Name)

------------------------------------------------------------------------------

------------------------------------------------------------------------------
                                     (Address)

By
    --------------------------------------------------------------------------
                               (Authorized Signature)

------------------------------------------------------------------------------
                              (Printed Signatory's Name)

------------------------------------------------------------------------------
                              (Printed Signatory's Title)